UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2006 (July 15, 2006)
WQN, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	000-27751 (Commission File Number)	75-2838415 (I.R.S. Employer Identification Number)
14911 Quorum Drive, Suite 140, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75254
(Zip Code)
972-361-1980
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) B. Michael Adler has resigned his position as Chief Accounting Officer as of July 15, 2006. Mr. Adler continues to serve as Chief Executive Officer and President.
     (c)
(1)	John Williams (“Williams”) was appointed Chief Accounting Officer by our board of directors on July 15, 2006.

(2)	John Williams is 39 years of age. Mr. Williams is a former Corporate Controller of WorldQuest Networks, Inc. (“WorldQuest”), where he managed and monitored the accounting and financial functions of WorldQuest, including the preparation of financial statements in accordance with GAAP, assisting in the preparation of quarterly and annual SEC filings, coordinating relations with both banking and independent auditors, supervising the accounts payable and accounts receivable departments, and managing other functions necessary to maintain sound accounting practices. Mr. Williams has significant hands-on experience in all Controller functions, including new systems implementation, managing quarterly and annual audit reviews, maintaining banking relations and compliance reporting, cash management, and financial planning and analysis. Since 2002, Mr. Williams has been the principal member of Bell Williams Group LLC, a consulting and accounting management company.

(3)	We have entered into a consulting agreement (the “Williams Agreement”), effective July 15, 2006 with Williams to serve as our Controller and Chief Accounting Officer. Base compensation will be $75.00 per hour. The Williams Agreement may be terminated by either party thereto upon thirty days notice. The Williams Agreement is filed herewith as Exhibit 5.02(c).

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits
     5.02(c)      Consulting Agreement between WQN, Inc. and John Williams

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2006	WQN, INC.
	By:	/s/ B. Michael Adler
B. Michael Adler
Chief Executive Officer